UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):            June 6, 2006
First Potomac Realty Trust
(Exact name of registrant as specified in its charter)

Maryland	001-31824	37-1470730

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland	20814

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:            301-986-9200
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On June 2, 2006, First Potomac Realty Trust announced that representatives of the Company will be attending the NAREIT Institutional Investor Forum on Tuesday, June 6, 2006, in New York City. Representatives of the Company will be meeting with investors and analysts and will be making a presentation to the investment community at 8:45 a.m. Eastern Time. The presentation materials will be available on First Potomac Realty Trust’s website at the link: www.first-potomac.com and are furnished herewith. The information contained on the Company’s website is not incorporated by reference herein.
A live audio simulcast of First Potomac Realty Trust’s presentation will be available online at the Company’s website at www.first-potomac.com as well as http://www.corporate-ir.net/ireye/confLobby.zhtml?ticker=FPO&item_id =1325805. The online replay will begin shortly after the presentation ends and will be available for 30 days.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
The following exhibits are furnished with this report:
Exhibit No. Description
99.1 NAREIT Presentation Materials, dated June 6, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Potomac Realty Trust
June 6, 2006	By:	/s/ Joel F. Bonder
		Name:	Joel F. Bonder
		Title:	General Counsel